Exhibit 5.1

February 25, 2008

General Finance Corporation
39 East Union Street
Pasadena, California 91103

Re:   Registration Statement on Form S-1; File No. 333-129830

Ladies and Gentlemen:

I have acted as counsel to General Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, as amended, and Post-Effective Amendment No. 1, File No. 333-129830 (collecively, the “Registration Statement”), that the Company has filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), and that relates to the offer and sale by the Company of (i) 7,500,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of the Company’s Common Stock (the “Warrants”); (ii) 1,125,000 additional Units (the “Over-Allotment Units”) that the underwriters purchased from the Company to cover over-allotments; (iii) up to 750,000 additional Units (the “Purchase Option Units”) that Morgan Joseph & Co. Inc. has the right to purchase from the Company under a purchase option for its own account or that of its designees; (iv) up to 9,375,000 shares of Common Stock and up to 9,375,000 Warrants that are issuable as part of the Units, the Over-Allotment Units and the Purchase Option Units; and (v) up to 9,375,000 additional shares of Common Stock that are issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units. The opinion letter is being given to you pursuant to your request.

As a basis for rendering my opinion expressed below, I have reviewed originals or copies of orgininals, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date; (iii) resolutions of the Company’s Board of Directors pertaining to the Registration Statement and related matters; and (iv) such certificates of public officials and officers of the Company and other documents as I have considered necessary or appropriate as a basis for rendering my opinion.

I am admitted to the Bar of the State of California. I neither express nor imply any opinion as to the laws of any jurisdiction other than applicable statutory provisions of the Delaware General Corporation Law of the State of Delaware (including applicable rules and regulations promulgated under the Delaware General Corporation Law and applicable reported juidicial and regulatory determinations intepreting the Delaware General Corporation Law). I neither express nor imply any opinion with respect to the laws of any other jurisdiction, and I assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

General Finance Corporation
February 25, 2008

This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of date hereof. I do not undertake to adivse you of future changes in applicable law.

Based upon and subject to all of the foregoing, I am of the opinion that the Units, the Over-Allotment Units, the Purchase Option Units, the Warrants, the shares of Common Stock that are included in the Units, the Over-Allotment Units and the Purchase Option Units, and the shares of Common Stock that are issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units, when issued, sold and delivered by the Company against receipt of the purchase price therefor and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference made to me in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” However, by giving you this opinion letter and consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Christopher A. Wilson
Christopher A. Wilson, Esq.

39 East Union Street, Pasadena, California 91103 • (626) 584-9722 • (626) 795-8090 Facsimile